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                                                                 EXHIBIT 15

                 LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

May 6, 1999

To the Shareholders and Directors of UnitedHealth Group:

     We are aware that UnitedHealth Group, its corporate entity, United HealthCare Corporation, and Subsidiaries has incorporated by reference in its Registration Statements No. 2-95342, 33-01517, 33-03558, 33-22310, 33-27208,
33-36579, 33-50282, 33-59083, 33-59623, 33-63885, 33-67918, 33-68300,
33-75846, 33-79632, 33-79634, 33-79636, 33-79638, 333-01915, 333-02525,
333-04401, 333-04875, 333-05291, 333-05717, 333-06533, 333-25923, 333-27277,
333-41661, 333-44569, 333-44613, 333-45289, 333-45319, 333-50461 and
333-55777, 333-71007, its form 10-Q for the quarter ended March 31, 1999, which includes our report dated May 6, 1999, covering the unaudited interim condensed consolidated financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours, /s/
Arthur Andersen LLP